Exhibit (n)

                        [ERNST & YOUNG LOGO]      ERNST & YOUNG LLP
                                                  5 Times Square
                                                  New York. New York 10036-6530

                                                  Tel: 212 773 3000
                                                  www.ey.com

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accountants" and to the use of our report dated November 19, 2008, which is incorporated by reference, in this Registration Statement (Form N-2 No. 333-67926 and No. 811-10473) of Advantage Advisers Multi-Sector Fund I.

                                            /s/ Ernst & Young LLP

New York, New York
January 23,2009